UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 27, 2005

Commission File Number: 0-22325

INFORMATION ARCHITECTS CORPORATION
(Exact name of registrant as specified in its chapter)

NORTH CAROLINA	87-0399301
(State or other jurisdiction of incorporation)	IRS Employer Identification No.)

PROSPECT PARK I, 5229 NW 33RD AVENUE,
FORT LAUDERDALE, FLORIDA
(Address of principal executive offices) (Zip Code)

(954) 486-8835
(Registrant’s telephone number, including area code)

6500 SW 15th Ave, Suite 300,
Ft. Lauderdale, FL 33309
(Former name or former address, if changed since last report)

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 16, 2005 Information Architects Corporation, a North Carolina
corporation (the "Company") entered into an asset acquisition agreement with Synergistic Investments and IFGT-SI International Funding Group Trust (“IFGT-SI” a Delaware Trust. IFGT-SI shall assign fifty-one and one half percent of the Oil and Gas Lease with James Thronburg in exchange for 650,000,000 shares of Company common stock and 48,000,000 shares of Preferred stock. There is no material relationship, other than this acquisition, between the Company and any of its affiliates, or any director or officer of Company, or any associate of such director or officer.

The distribution of stock is as follows;
▪	415,000,000 Common shares of Company stock to IFGT-SI with the voting rights remaining with the current Board of Directors for a period of one year or next annual shareholders meeting.
▪	100,000,000 Common shares to Oil Energy Corporation.
▪	100,000,000 shares to Gas Energy Corporation. 35,000,000 Common shares to Gas and Oil Corporation.
▪	48,000,000 shares of Preferred series F that convert 1 Preferred to 1 Common to be converted in the event that common stock is trading at least at $1.00.

Item 9.01 Financial Statement and Exhibits

Financial and pro forma statements shall be provided no later than September 1, 2005 as required by this item.

Number	Description
10	Asset Acquisition Agreement
99	Press Release

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, there unto duly authorized.

Information Architects Corporation By: /s/ William Overhulser, COO William Overhulser, COO

Date: June 27, 2005